UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 17, 2025

VIVIC CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56198	80-0948413
(State or other jurisdiction of	Commission	IRS Employer
Incorporation or organization)	File Number	Identification Number

187 E. Warm Springs Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

Registrant’s telephone number: (702) 899 0818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which Registered
Common Stock	VIVC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2025, the Board of Directors (the “Board”) of Vivic Corp. (the “Company”) accepted the resignation of (i) Mr. Tse-Ling Wang from his positions as President, Chief Executive Officer, and Secretary of the Company; (ii) Andy F Wong, Chief Financial Officer of the Company; (iii) Amy (Yin-Zhen) Huang, Director of the Company; and (iv) Richard (Hui Ming) Pao, Director of the Company. Concurrently, the Board appointed Mr. Chen-Hon Chuang to serve as the President, Chief Executive Officer, Chief Financial Officer, and Secretary of the Company.

Mr. Chen-Hon Chuang, age 75, has been serving as a Senior Sales Consultant and Technical Advisor of Vivic Corporation (Hong Kong) Co. Limited, the Company’s subsidiary in Hong Kong, since February 2023. Mr. Chuang has served in a number of senior management positions in the yacht industry. From September 2020 to March 2024, Mr. Chuang served as Electric Boat Consultant and Sales Director of Guangzhou Weiguan Yacht Technology Co., Ltd., a yacht sales and marina operation company, where he oversaw the certification, emission compliance, and safety standards for electric systems, and supported after-sales service and technical support coordination. Mr. Chuang holds a High School degree from Miaoli Dacheng High School in 1970 and attended the Flight Training Program at the Air Force Academy from 1970 to 1973.

The Company has entered into an employment agreement with Mr. Chuang which provides for an initial term expiring October 16, 2026, after which the agreement continues on an “at will” basis. In consideration of his services, Mr. Chuang is to be issued 100,000 restricted stock units which shall be deemed earned in equal monthly instalments of 8,333. If Mr. Chuang’s employment is terminated without “cause” or by Mr. Chuang for “good reason” (a “Qualifying Termination”), Mr. Chuang is entitled to receive: (1) vesting of all RSUs scheduled to be earned during the remainder of the term; and (2) retention of all previously earned RSUs, which cannot be forfeited or clawed back. A “Qualifying Termination” includes material changes to Mr. Chuang’s duties, title, or responsibilities or a breach of the agreement by the Company. Severance payments are contingent on Mr. Chuang’s execution of a general release of claims in favor of the Company and adherence to post-employment restrictive covenants, including non-competition and non-solicitation obligations for 12 months following termination. No severance is provided for termination for “cause,” Mr. Chuang’s voluntary resignation without good reason, or upon his death or disability.

The foregoing summary of Mr. Chuang’s employment agreement is qualified in its entirety by reference to the terms of the employment agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

No family relationships exist between Mr. Chuang and any other directors or executive officers of the Company. There are no transactions to which the Company is or was a participant and in which Mr. Chuang has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated October 17, 2025, between the Company and Chen-Hon Chuang
17.1	Resignation letter of Amy (Yin-Zhen) Huang, dated October 17, 2025
17.2	Resignation letter of Richard (Hui Ming) Pao, dated October 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2025

VIVIC CORP.

By:	/s/ Chen-Hon Chuang
Chen-Hon Chuang
Chief Executive Officer and Chief Financial Officer